Exhibit 5.1

January 12, 2024

Lucy Scientific Discovery Inc.

301-1321 Blanshard Street

Victoria, British Columbia, Canada V8W 0B6

Dear Sirs / Mesdames:

RE: Lucy Scientific Discovery Inc. (the “Corporation”) – Registration Statement on Form S-1

We have acted as Canadian counsel to Lucy Scientific Discovery Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Corporation”), in connection with the Corporation’s filing of a Registration Statement on Form S-1 (File No. ●) (the “Registration Statement”) filed by the Corporation under the U.S. Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) relating to the offer and resale, from time to time, of up to an aggregate of 7,361,688 of the Corporation’s common shares, no par value (the “Common Shares”), consisting of:

(i)	4,497,363 Common Shares (“Note Shares”) issuable upon the conversion of senior secured convertible promissory notes of the Corporation (each individually, a “Note” and collectively, the “Notes”), pursuant to a securities purchase agreement, dated December 12, 2023 (the “SPA”), entered into by and between the Corporation and three (3) purchasers named therein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”);

(ii)	1,500,000 Common Shares (“Warrant Shares”) issuable upon the exercise of 1,500,000 warrants at an exercise price of $0.25 per share of our Common Shares (each, a “Warrant” and collectively, the “Warrants”) pursuant to the SPA to the Selling Stockholders; and

(iii)	1,364,325 Common Shares (“Interest Shares”) issuable upon the effectiveness of the registration statement of which this prospectus forms a part with a value of $270,000 based on a price per share of $0.1979 (the last reported sale price for the Corporation’s Common Shares on Nasdaq on January 8, 2024) representing the minimum Equity Interest (as defined in this prospectus) that will be due to the Selling Stockholders.

Collectively the Note Shares, Warrant Shares, Warrants and Interest Shares are collectively referred to herein as the “Securities”).

A.	Documents Reviewed and Relied Upon

As Canadian counsel to the Corporation, we have participated in the preparation of and examined original executed or electronically delivered copies, which have been certified or otherwise identified to our satisfaction, of:

1.	the Registration Statement;

2.	resolutions of directors of the Corporation approving the issuance of the Securities (the “Authorizing Resolutions”); and

3.	each of the Notes, SPA and Warrants (the “Transaction Documents”).

We have also made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below, including:

1.	a certificate of status (the “Certificate of Status”) issued by the Corporate Registry of the Province of British Columbia in respect of the Corporation; and

2.	a certificate of certain officers of the Corporation dated the date hereof, as to certain factual matters and certifying the constating documents of the Corporation and resolutions of the board of directors of the Corporation passed in connection with the Offering (the “Officer’s Certificate”).

As to various questions of fact material to the opinions provided herein, we have relied upon the Officer’s Certificate:

B.	Laws Addressed

We are solicitors qualified to carry on the practice of law in the Province of Alberta, and for the purposes of our opinion insofar as it relates to the laws of the Province of British Columbia, we are qualified to give this opinion under the laws of British Columbia by reason of the National Mobility Agreement and the rules applicable to the multi-jurisdictional practice of law adopted by the respective law societies of the Provinces of Alberta and British Columbia and our opinions herein are restricted to the laws of such provinces and the federal laws of Canada applicable therein. We offer no opinion in respect of the laws of any other province of Canada or the application of the federal laws of Canada in any other province. We disclaim any obligation to advise you of any change to such laws after the date hereof and express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

For the purposes of our opinions expressed herein, all references herein to “Applicable Securities Laws” are to the Securities Act (British Columbia), as amended, all published rules and regulations issued thereunder, as well as all applicable rules, policy statements, notices, instruments, blanket rulings and orders issued by the British Columbia Securities Commission and all published rules, policy statements, notices, instruments and blanket orders and rulings of the Canadian Securities Administrators applicable in the Province of British Columbia.

C.	Assumptions

For the purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

1.	with respect to all documents examined by us, the genuineness of all signatures, the authenticity, completeness and accuracy of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed, telecopied, PDF or photocopied copies of originals and the legal capacity of individuals signing any documents;

2.	the completeness, accuracy and currency of the indices and filing systems maintained at the public offices where we have searched or made relevant inquiries and of other documents and certificates supplied by public officials;

3.	the Officer’s Certificate continues to be accurate on the date hereof;

4.	the minute books and corporate records of the Corporation made available to us are the original minute books and records of the Corporation and contain all of the articles and constating documents of the Corporation and any amendments thereto and all of the respective minutes, or copies thereof, of all proceedings of the shareholders and directors;

5.	at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

6.	the Transaction Documents will be duly and delivered by all parties thereto;

7.	there will not have occurred, prior to the date of the issuance of the Note Shares, Warrant Shares or Interest Shares: (a) any change in law affecting the validity or enforceability of the Warrants or Notes; or (b) any amendments to the Transaction Documents;

8.	at the time of the issuance of the Securities: (a) the Corporation is validly existing and in good standing under the laws of the Province of British Columbia, (b) the Corporation has not amended its certificate of incorporation or bylaws, (c) the board of directors of the Corporation and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; and

9.	the Securities will be issued in a manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

D.	Reliance

For the purposes of expressing the opinions set forth herein, in connection with certain factual matters pertaining to this opinion, we have relied exclusively and without independent investigation upon the Officer’s Certificate.

E.	Opinions

Based upon and relying on the foregoing and the qualifications hereinafter expressed, we are of the opinion that:

1.	The Note Shares have been duly authorized for issuance and, when issued and delivered by the Corporation upon valid conversion of the Notes, in accordance with and in the manner described in the Registration Statement and the Notes, will be validly issued, fully paid and non-assessable;

2.	the Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Corporation upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable; and

3.	the Interest Shares have been duly authorized for issuance and, when issued and delivered by the Corporation in accordance with and in the manner described in the Registration Statement and the SPA, will be validly issued, fully paid and non-assessable.

F.	Qualifications

Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being “fully-paid and non-assessable”, such phrase means that the holders of such securities will not, after the issuance to them of such securities, be liable to pay further amounts to the Corporation in respect of the issue price payable for such securities, and no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of any other assumption, limitation or qualification expressed in general terms in this opinion that includes the subject matter of the specific assumption, limitation or qualification.

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions are given as at the date hereof and as of the effective date of the Registration Statement, and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the effective date of the Registration Statement. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

This opinion is given solely for the benefit of the addressees hereof and may not be relied upon or distributed in whole or in part to any other person or for any other purpose without our express written consent. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

/s/ TINGLEMERRETT LLP

TINGLEMERRETT LLP

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